UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 19, 2019

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a share of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share	FRT-C	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2019, Warren M. Thompson notified Federal Realty Investment Trust (the “Trust”) of his decision to resign as a member of the Board of Trustees. His resignation will be effective as of June 28, 2019. Mr. Thompson’s resignation was not the result of any disagreement between the Trust and him on any matter relating to the Trust’s operations, policies or practices. Effective concurrently with Mr. Thompson’s resignation, the size of the Board will be decreased from eight to seven Trustees, and Elizabeth I. Holland will become the Chair of the Trust’s Nominating and Corporate Governance Committee, replacing Mr. Thompson in that role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: June 25, 2019	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary